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Exhibit 23.3

CONSENT OF EXPERT

        We hereby consent to the use in the Registration Statement on Form F-3 of Brookfield Business Partners L.P. (the "Company") of the name McDaniel & Associates Consultants Ltd. and to the references to our report on reserves data in respect of the Company's Canadian oil and gas assets, which is included in the Company's Annual Report on Form 20-F for the year ended December 31, 2016 and incorporated by reference in the Registration Statement. We also consent to all references to us contained in such Registration Statement.

MCDANIEL & ASSOCIATES CONSULTANTS LTD.
By:	/s/ P.A. WELCH
	Name:	P.A. Welch, P. Eng.
	Title:	President & Managing Director
	Date:	September 5, 2017

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  Exhibit 23.3
CONSENT OF EXPERT